SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

March 7, 2005 (March 1, 2005)

Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23644	95-2848406
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

380 Madison Avenue
New York, New York 10017

(Address of principal executive offices)

(212) 588-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communication pursuant to Rule 425 under the Securities Act (17. CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17. CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17. CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17. CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal; Election of Directors; Appointment of Principal Officers

On March 4, 2005, Investment Technology Group, Inc. (“ITG”) (NYSE: ITG) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference, announcing that Timothy L. Jones, has been appointed to its board of directors as of March 1, 2005, and that Mark A. Wolfson has retired from the board as of March 2, 2005, after ten years of service on its board.  With the appointment of Mr. Jones and the resignation of Mr. Wolfson, ITG’s board of directors continues to have seven members.

Mr. Jones was the Chief Executive Officer of Simpay Limited a new mobile payments initiative from December 2002 to January 2005, and he is now an advisor to Simpay Limited.  He has also served as a non-executive Director of Capital One Bank (Europe) PLC since May 2003.  Mr. Jones co-founded Purseus, a company developing a new architecture for correspondent banking, and he served as its Chief Executive Officer from April 2000 to November 2002. Prior to that, Mr. Jones spent 17 years at National Westminster Bank PLC where he held positions in various divisions.  Mr. Jones became a Managing Director of Westminster Bank PLC in 1996 and, Chief Executive of their retail banking division in 1999.

Item 9.01 – Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description
99.1	Press Release of Investment Technology Group, Inc., dated March 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.
(Registrant)

Date:	March 7, 2005	By:	/s/ Howard C. Naphtali
Howard C. Naphtali
Chief Financial Officer, and Duly Authorized Signatory of Registrant